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                                   FORM 8-K/A
                                 CURRENT REPORT

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 1996


                          RELIANCE STEEL & ALUMINUM CO.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          California                      001-13122             95-1142616
---------------------------------   -------------------      ----------------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
 incorporation or organization)           Number)           Identification No.)



                            2550 East 25th Street
                        Los Angeles, California 90058
-------------------------------------------------------------------------------
                   (Address of principal executive offices)






                                (213) 582-2272
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                              (Telephone number)






                                     N/A
-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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
ITEM 2            ACQUISITION OR DISPOSITION OF ASSETS.

      Effective October 1, 1996, Reliance Steel & Aluminum Co. ("Reliance") acquired 100% of the outstanding voting and non-voting common stock (the "Shares") of Siskin Steel & Supply Company, Inc., a Tennessee corporation ("Siskin"), which is a metals service center company based in Chattanooga, Tennessee. Siskin also has facilities in Nashville, Tennessee; Spartanburg, South Carolina; and Birmingham, Alabama. Revenues of Siskin for the fiscal year ended June 30, 1996 were approximately $151 million. The total purchase price was based upon the fair market value of the net assets acquired and was $71 million, comprised of $6 million in cash, a portion of which will be retained in escrow, and promissory notes in the aggregate amount of $65 million. These notes are secured by letters of credit from Bank of America N.T.& S.A., and are due and payable on January 2, 1997. The voting Shares were acquired from Mervin Pregulman and Robert Siskin, and the non-voting Shares were acquired from 22 persons or entities related to either Mr. Pregulman or Mr. Siskin. The purchase price was determined by negotiation with Messrs. Pregulman and Siskin, on behalf of the sellers, and the investment banking firm representing the sellers. The acquisition will be accounted for as a purchase. Siskin will continue to engage in the metals service center business at the same locations as a wholly-owned subsidiary of Reliance. For a more complete understanding of the structure of the transaction, reference should be made to the Purchase Agreement which is attached to this report as Exhibit 2.01.

      Reliance has an agreement whereby, on January 2, 1997, it will issue $75 million in long term private placement notes which bear interest at an average rate of interest of 7.22% and mature at various dates during the period January 2, 2004 to January 2, 2009. The proceeds of these notes will be used to pay down the promissory notes issued in connection with the acquisition, which are due on January 2, 1997.

ITEM 7   (a)      Financial Statements of Business Acquired.

                  Included herein are the historical audited Financial Statements for Siskin Steel & Supply Company, Inc. listed in the index below.

      INDEX TO FINANCIAL STATEMENTS OF SISKIN STEEL & SUPPLY COMPANY, INC.

Historical Financial Statements of Siskin Steel & Supply Company, Inc.

Report of Independent Auditors                                                3
Balance Sheets as of June 30, 1996 and 1995                                   4
Statements of Income for the years ended
  June 30, 1996, 1995 and 1994                                                6
Statements of Stockholders' Equity for the years
  ended June 30, 1996, 1995 and 1994                                          7
Statements of Cash Flows for the years ended
  June 30, 1996, 1995 and 1994                                                8
Notes to Financial Statements                                                10

                    [JOSEPH DECOSIMO AND COMPANY LETTERHEAD]


                       REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
SISKIN STEEL & SUPPLY COMPANY, INC.
Chattanooga, Tennessee

We have audited the accompanying balance sheets of SISKIN STEEL & SUPPLY COMPANY, INC. as of June 30, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SISKIN STEEL & SUPPLY COMPANY, INC. as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

The company changed its method of accounting for debt securities in 1995 and its method of accounting for income taxes during 1994.



                                        /s/ JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
July 29, 1996

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                                 BALANCE SHEETS

                             June 30, 1996 and 1995

--------------------------------------------------------------------------------

                                                             1996            1995
        ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                             $     66,208    $  1,032,913
  Receivables - less allowance for
    doubtful accounts of $35,000                          16,266,945      17,248,963
  Receivable from Stockholders                               426,564           -
  Inventories                                             15,913,081      14,062,322
  Prepayments                                                115,004         117,635
  Deferred Income Taxes                                      100,000         106,100
                                                        ------------    ------------

        Total Current Assets                              32,887,802      32,567,933
                                                        ------------    ------------

PROPERTY AND EQUIPMENT, net                               26,223,371      18,937,448
                                                        ------------    ------------

OTHER ASSETS
  Long-Term Investments                                       25,797          25,781
  Cash Value of Life Insurance                               553,592         345,756
  Deposits                                                 1,445,074         907,124
  Other                                                        5,000           5,000
                                                        ------------    ------------

        Total Other Assets                                 2,029,463       1,283,661
                                                        ------------    ------------

TOTAL ASSETS                                            $ 61,140,636    $ 52,789,042
                                                        ============    ============

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------

                                                             1996            1995
        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Line of Credit                                        $  3,094,861    $      -
  Accounts Payable                                         4,800,476       6,066,565
  Accrued Expenses                                         3,073,973       3,177,419
  Income Taxes Payable                                       236,634         186,155
                                                        ------------    ------------

        Total Current Liabilities                         11,205,944       9,430,139
                                                        ------------    ------------

DEFERRED INCOME TAXES                                        185,100         109,400
                                                        ------------    ------------

STOCKHOLDERS' EQUITY
  Common Stock -
    Voting - $8 stated value -
      88,800 shares authorized and issued                    710,400         710,400
    Nonvoting - $.20 stated value - 3,911,200 shares
      authorized; 3,691,116 shares issued for
      1996 and 91,196 shares issued for 1995                 738,223         729,568
    Retained Earnings                                     48,300,969      41,809,535
                                                        ------------    ------------

        Total Stockholders' Equity                        49,749,592      43,249,503
                                                        ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 61,140,636    $ 52,789,042
                                                        ============    ============

                     SISKIN STEEL & SUPPLY COMPANY, INC.

                             STATEMENTS OF INCOME

                   YEARS ENDED JUNE 30, 1996, 1995 AND 1994


--------------------------------------------------------------------------------

                                     1996            1995            1994
NET SALES                       $ 150,640,120   $ 150,016,473   $ 127,806,986

COST OF SALES                     111,580,541     115,003,707      97,469,761
                                -------------   -------------   -------------

  Gross Profit                     39,059,579      35,012,766      30,337,225

OPERATING EXPENSES                 30,164,153      30,744,841      25,899,636
                                -------------   -------------   -------------

OPERATING INCOME                    8,895,426       4,267,925       4,437,589
                                -------------   -------------   -------------

OTHER INCOME
  Investment Income                    55,610         218,860         185,516
  Other, net                          280,653          67,637          81,632
                                -------------   -------------   -------------
                                      386,263         286,497         267,148
                                -------------   -------------   -------------

INCOME BEFORE PROVISION FOR
  INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE              9,231,689       4,554,422       4,704,737

  Provision for Income Taxes          406,600         229,600         229,400
                                -------------   -------------   -------------

INCOME BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING
  PRINCIPLE                         8,825,089       4,324,822       4,475,337

  Cumulative Effect of Change in
    Accounting for Income Taxes          --              --           (42,900)
                                -------------   -------------   -------------

NET INCOME                      $   8,825,089   $   4,324,822   $   4,432,437
                                =============   =============   =============


   The accompanying notes are an integral part of the financial statements.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

--------------------------------------------------------------------------------

                                                                    COMMON STOCK
                                                          VOTING                   NONVOTING              RETAINED
                                                  SHARES          AMOUNT     SHARES          AMOUNT       EARNINGS
BALANCE - June 30, 1993                            88,800      $ 710,400       91,196     $ 729,568    $ 35,752,276

  Net Income                                                                                              4,432,437
                                                ---------      ---------    ---------     ---------    ------------

BALANCE - June 30, 1994                            88,800        710,400       91,196       729,568      40,184,713

  Net Income                                                                                              4,324,822

  Dividends Paid                                                                                         (2,700,000)
                                                ---------      ---------    ---------     ---------    ------------

BALANCE - June 30, 1995                            88,800        710,400       91,196       729,568      41,809,535

  Net Income                                                                                              8,825,089

  Dividends Paid                                                                                         (2,325,000)

  21-to-1 Stock Split                           1,776,000                   1,823,920

  Reclassification from Voting to Nonvoting    (1,776,000)                  1,776,000

  Recapitalization                                                                            8,655          (8,655)
                                                ---------      ---------    ---------     ---------    ------------

BALANCE - June 30, 1996                            88,000      $ 710,400    3,691,116     $ 738,223    $ 48,300,969
                                                =========      =========    =========     =========    ============


    The accompanying notes are an integral part of the financial statements.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

--------------------------------------------------------------------

                                                 1996            1995            1994
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Cash Received from Customers              $ 151,566,461   $ 149,208,100   $ 124,681,429
  Cash Paid to Suppliers and
    Employees                                (143,286,137)   (142,756,725)   (121,287,809)
  Interest Received                                55,594         263,898         184,579
  Interest Paid (net of interest
    capitalized)                                  (24,317)         (2,164)         (2,446)
  Income Taxes Paid                              (820,321)       (629,281)       (713,056)
                                            -------------   -------------   -------------
      NET CASH PROVIDED BY
        OPERATING ACTIVITIES                    7,491,280       6,083,828       2,862,697
                                            -------------   -------------   -------------

CASH FLOWS FROM INVESTING
  ACTIVITIES
  Purchase of Property and Equipment           (9,024,876)     (9,710,541)     (1,642,688)
  Proceeds from Sale of Property
    and Equipment                                 431,430          50,530         275,761
  Purchase of Investments                            --              --          (500,000)
  Proceeds from Sale of Investments                  --         3,635,000         572,408
  Cash Collected on Notes Receivable                 --             2,306           1,765
  Life Insurance Premiums Paid                   (207,836)        (66,830)        (49,661)
  Net Repayments from (Advances
    to) Stockholders                             (426,564)        955,744        (955,744)
  Decrease in Other Assets                           --            20,000            --
                                            -------------   -------------   -------------
      NET CASH USED BY
        INVESTING ACTIVITIES                   (9,227,846)     (5,113,791)     (2,298,159)
                                            -------------   -------------   -------------

CASH FLOWS FROM FINANCING
  ACTIVITIES
  Net Borrowings on Line of Credit              3,094,861            --              --
  Dividends Paid                               (2,325,000)     (2,700,000)        (12,034)
                                            -------------   -------------   -------------

      NET CASH PROVIDED (USED) BY
        FINANCING ACTIVITIES                      769,861      (2,700,000)        (12,034)

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                           (966,705)     (1,729,963)        552,504

CASH AND CASH EQUIVALENTS --
  beginning of year                             1,032,913       2,762,876       2,210,372
                                            -------------   -------------   -------------

CASH AND CASH EQUIVALENTS --
  end of year                               $      66,208   $   1,032,913   $   2,762,876
                                            =============   =============   =============


    The accompanying notes are an integral part of the financial statements.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

--------------------------------------------------------------------------

                                                       1996            1995            1994
RECONCILIATION OF NET INCOME TO
  NET CASH PROVIDED BY OPERATING
  ACTIVITIES
  Net Income                                      $   8,825,089   $   4,324,822   $   4,432,437
  Cumulative Effect of Change in
    Accounting Principle                                   --              --            42,900
  Depreciation                                        1,603,778       1,199,000       1,199,026
  Amortization                                             --             6,597          15,833
  Gain on Sale of Property
    and Equipment                                      (296,257)         (9,533)        (78,762)
  Bad Debt Expense (Recoveries)                          72,441         (16,467)         54,172
  Deferred Income Taxes                                  81,800         (46,600)          7,000
  Changes in Operating Assets and
  Liabilities -
  Decrease (Increase) in-
    Trade Receivables                                   919,753        (833,752)     (3,136,471)
    Other Receivables                                   (10,191)         10,149           4,661
    Income Taxes Refundable                            (546,000)           --              --
    Inventories                                      (1,850,759)       (175,971)       (159,709)
    Prepayments                                           2,631         123,608          (3,119)
    Deposits                                              8,050        (365,359)       (533,065)
  Increase (Decrease in -
    Accounts Payable                                 (1,266,089)       (106,833)      1,145,876
    Accrued Expenses                                   (103,445)      1,961,889        (170,491)
    Income Taxes Payable                                 50,479          12,278          42,409
                                                  -------------   -------------   -------------

NET CASH PROVIDED BY
  OPERATING ACTIVITIES                            $   7,491,280   $   6,083,828   $   2,862,697
                                                  =============   =============   =============

SUPPLEMENTAL DISCLOSURE OF
  NONCASH INVESTING AND
  FINANCING ACTIVITIES
  Recapitalization of Stockholders'
    Equity                                        $       8,655   $        --     $        --


    The accompanying notes are an integral part of the financial statements.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by the company are as follows:

DESCRIPTION OF BUSINESS - The company is engaged in the sale and distribution of structural steel and supplies with sales primarily in Tennessee, Georgia, Alabama, North Carolina and South Carolina.

CASH AND CASH EQUIVALENTS - The company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The company maintains at various financial institutions cash and cash equivalent accounts which may exceed federally insured amounts at times and which may at times significantly exceed balance sheet amounts due to outstanding checks.

INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

INVESTMENTS - Effective July 1, 1994, the company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt and equity securities be designated as held-to-maturity, trading or available-for-sale.

Securities classified as held-to-maturity are securities for which the company has demonstrated the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at cost and no adjustment is made in the financial statements for unrealized gains and losses. For 1996, the long-term investments are classified as held-to-maturity.

Trading securities are securities bought and held principally for the purpose of selling them in the near future. Securities classified as trading are stated at fair value and unrealized holding gains and losses are included in income.

Securities that are not classified as held-to-maturity or trading are classified as available-for-sale and are carried at fair value with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Additions, improvements and expenditures for repairs and maintenance that significantly extend the lives of assets are capitalized. Other expenditures for repairs and maintenance are charged to income. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations. When assets become fully depreciated, the cost and accumulated depreciation are eliminated from the related accounts even though the asset may still be in service.

Depreciation is provided on the straight-line and accelerated methods based on the estimated useful lives of the depreciable assets.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

INCOME TAXES - The company, with the consent of its stockholders, has elected to be taxed as an S corporation under the provisions of Section 1362 of the Internal Revenue Code. The stockholders are personally liable for their proportionate share of the company's federal and certain state taxable income. For the other states in which the company files, the company is a taxable entity and makes provision for state income taxes at statutory rates.

State income taxes are computed based on the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities, if significant, are recognized for the estimated future tax effects attributed to temporary differences between the book and tax bases of assets and liabilities and for carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING - Advertising costs are charged to operations when incurred. Advertising costs totaled $128,577 for 1996, $102,607 for 1995 and $94,614 for 1994.


INVENTORIES

Inventories consist of the following:

                                                    1996            1995
Steel                                           $ 15,694,239    $ 13,869,954
Steel Store                                          218,842         192,368
                                                ------------    ------------
                                                $ 15,913,081    $ 14,062,322
                                                ============    ============

If inventories had been valued using average cost instead of the last-in, first-out method of valuation, they would have been greater by $14,000,479 as of June 30, 1996, and $14,491,966 as of June 30, 1995. The effect on net income of valuing inventories using the average cost method would have been a decrease of $461,998 for 1996 and increases of $3,200,079 for 1995 and $1,700,422 for 1994.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT

Property and equipment consist of the following major classifications:

                                                    1996            1995
Land                                            $  1,447,847    $  1,522,344
Buildings and Improvements                        16,728,664       8,608,872
Equipment -
  Operating                                       14,757,823       5,161,493
  Vehicles                                           735,554         689,031
  Office                                           1,577,023       1,390,456
Construction in Progress                               -           9,209,253
                                                ------------    ------------
                                                  35,246,911      26,581,449
Accumulated Depreciation                          (9,023,540)     (7,644,001)
                                                ------------    ------------
                                                $ 26,223,371    $ 18,937,448
                                                ============    ============


LINE OF CREDIT

The company has a $10,000,000 line of credit agreement with a financial institution. Interest on the line is at a variable rate which, as of June 30, 1996, was 6.125%. The line of credit agreement expires October 31, 1996, and is renewable at both parties' option. The outstanding balance totaled $3,094,861 as of June 30, 1996. There was no outstanding balance as of June 30, 1995.

Net interest costs incurred were $29,221 for 1996, of which $4,904 was capitalized as construction period interest. Interest expense totaled $24,317 for 1996, $2,164 for 1995 and $2,446 for 1994.


INCOME TAXES

During 1994, the company adopted Statement of Financial Accounting Standards Number 109, "Accounting for Income Taxes." The statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes. Financial statements for prior years have not been restated and the cumulative effect of the accounting change as disclosed on the statement of income is $42,900.

The provision for state income taxes consists of the following:

                                           1996         1995         1994
Current Provision                       $ 324,800    $ 276,200    $ 222,400
Deferred Provision                         81,800      (46,600)       7,000
                                        ---------    ---------    ---------
                                        $ 406,600    $ 229,600    $ 229,400
                                        =========    =========    =========

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

INCOME TAXES - continued

As an S corporation with a fiscal year end, the company is required to maintain a deposit with the Internal Revenue Service. This deposit of $1,444,574 for 1996 and $898,574 for 1995 is adjusted annually based on taxable income and is refundable in certain circumstances, including adoption of a calendar year or revocation of the S election.

The following is a summary of the significant components of the company's deferred tax assets and liabilities as of June 30, 1996 and 1995:

                                                    1996            1995
DEFERRED TAX ASSETS
  Reserve for Bad Debts                          $    2,000    $    2,000
  Accrued Liabilities                                94,400       103,800
  Other                                               3,600           300
                                                 ----------    ----------
                                                    100,000       106,100
DEFERRED TAX LIABILITIES
  Property and Equipment                           (185,100)     (109,400)
                                                 ----------    ----------

NET DEFERRED TAX LIABILITIES                     $  (85,100)   $   (3,300)
                                                 ==========    ==========


RETIREMENT PLAN

The company has a 401(k) pension plan covering substantially all full-time employees with a minimum of six months of service. The plan provides for contributions by the employees of an amount not to exceed the maximum amount allowed under the Internal Revenue Code. Pension plan expense totaled $379,879 for 1996, $377,800 for 1995 and $390,000 for 1994.


VOLUNTARY EMPLOYEES' BENEFIT ASSOCIATION

The company maintains a medical expense plan and a related trust constituting a Voluntary Employees' Benefit Association. Effective December 31, 1995, the company terminated the plan's self-insured arrangement in favor of a fully insured arrangement. As of the date of the audit report, no decision has been made regarding termination of the Plan or Trust. Contributions to the plan totaled $399,518 for 1996, $809,535 for 1995 and $766,104 for 1994.

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

LEASE COMMITMENTS

Vehicles are leased under a contract which is cancelable by either the company or the lessor. The contract stipulates that the company will purchase the vehicles at a price equal to their original value less depreciation which has accrued if the company terminates the lease prior to expiration of the lease term. After expiration of the lease term, the company has no obligation to purchase the vehicles. If the lessor terminates the lease, the company has the right, but not the obligation, to purchase the vehicles. The minimum purchase price as of June 30, 1996, is calculated as follows:

Original Value on Delivery                                      $ 5,002,942
Depreciation, as Established by Contract,
  through June 30, 1996                                           2,051,674
                                                                -----------

Minimum Purchase Price as of June 30, 1996                      $ 2,951,268
                                                                ===========

Rental and mileage charges are adjusted each year, based on the Consumer Price Index. A mileage charge ranging from $.077 to $.115 per mile was in effect as of June 30, 1996.

Lease expense consists of the following:

                                      1996           1995           1994
Minimum Equipment Rentals         $ 1,659,958    $ 1,376,544    $ 1,134,096
Contingent Rentals                    154,995        370,612        488,885
Other Short-Term Leases                40,241         33,968          9,786
                                  -----------    -----------    -----------
                                  $ 1,855,194    $ 1,781,124    $ 1,632,767
                                  ===========    ===========    ===========

The company leases certain real estate from a related partnership under noncancelable operating leases. Future minimum lease payments under leases with initial or remaining noncancelable lease terms in excess of one year as of June 30, 1996, are as follows:

Year Ending
  June 30, 1997                                                 $   280,440
  June 30, 1998                                                     280,440
  June 30, 1999                                                     280,440
  June 30, 2000                                                     280,440
  June 30, 2001                                                     280,440
  Later Years                                                     1,218,960
                                                                -----------
                                                                $ 2,621,160
                                                                ===========

                      SISKIN STEEL & SUPPLY COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

RELATED PARTY TRANSACTIONS

Transactions and outstanding balances with related parties are summarized as follows:

                                           1996         1995         1994
STOCKHOLDERS
  Receivable                            $ 426,564    $    -       $ 955,744
  Interest Income                       $   6,094    $  34,458    $  11,287
  Gain on Sale of Vehicles              $   7,100    $    -       $    -

PARTNERSHIP OF STOCKHOLDERS
  Rent Expense                          $ 241,740    $ 234,000    $ 229,000
  Gain on Sale of Land and Buildings    $ 230,104    $    -       $    -


During 1994, land and stock were sold to the partnership at cost and no gain or loss was recognized on these transactions.


RECAPITALIZATION

On December 14, 1995, under a plan of recapitalization, the company amended its charter to increase the authorized shares of non-par value common stock from 200,000 shares to 4,000,000 shares. Of the shares authorized, 88,800 shares are voting and 3,911,200 shares are nonvoting.

On December 14, 1995, the company completed a 21 to 1 stock split of voting and nonvoting shares, reclassified 1,776,000 shares of voting stock to nonvoting and recapitalized $8,655 of retained earnings to nonvoting common stock. All references to shares of common stock and stated values in the financial statements have been adjusted to give effect to the split.


FAIR VALUE OF FINANCIAL INSTRUMENTS

RECEIVABLES FROM STOCKHOLDERS - The carrying amount of receivables from stockholders approximates fair value due to the short duration of the instruments.

LINE OF CREDIT - Based on the borrowing rates currently available to the company for lines of credit with similar terms, the fair value of the line of credit approximates the carrying amount as of June 30, 1996.

ITEM 7. (B)      PRO FORMA FINANCIAL INFORMATION
                         RELIANCE STEEL & ALUMINUM CO.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         Effective October 1, 1996, Reliance Steel & Aluminum Co. ("Reliance") acquired 100% of the outstanding voting and non-voting common stock of Siskin Steel & Supply Company, Inc., a Tennessee corporation ("Siskin"), which is a metals service center company based in Chattanooga, Tennessee. Siskin also has facilities in Nashville, Tennessee; Spartanburg, South Carolina; and Birmingham, Alabama. Revenues of Siskin for the fiscal year ended June 30, 1996 were approximately $151 million. The total purchase price was $71 million, comprised of $6 million in cash, a portion of which will be retained in escrow, and promissory notes in the aggregate amount of $65 million which were secured by letters of credit from Bank of America N.T.&S.A. The notes are due and payable on January 2, 1997. The total purchase price was based upon the fair market values of the net assets acquired. The transaction will be accounted for as a purchase.

         Reliance has an agreement whereby, on January 2, 1997, it will issue $75 million in long term private placement notes which bear interest at an average rate of interest of 7.22% and mature at various dates during the period from January 2, 2004 to January 2, 2009. The proceeds of these notes will be used to pay down the promissory notes issued in connection with the acquisition, which are due on January 2, 1997.

         The following Reliance unaudited pro forma combined financial statements and related notes give effect to the acquisition of Siskin as a purchase. The Reliance unaudited pro forma combined balance sheet assumes that the acquisition was completed as of September 30, 1996 and the unaudited pro forma combined statements of income as of September 30, 1996 and December 31, 1995 assumes that the acquisition was completed at the beginning of each respective period.

         The Reliance unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Reliance that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position of Reliance at any future date or the consolidated results of operations of Reliance for any future period. Furthermore, no effect has been given in the Reliance unaudited pro forma combined statements of income for operating benefits that may be realized through the combination of the entities. Amounts allocated to the assets and liabilities of Siskin are based on their estimated fair market values as of the acquisition closing date. The Reliance unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements and related notes of Siskin, included herein, and the Company's historical consolidated financial statements and related notes.

                         RELIANCE STEEL & ALUMINUM CO.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996

                             (Dollars in thousands)

                                                         Reliance       Siskin Steel
                                                         Steel &          & Supply         Pro Forma            Pro Forma
                                                       Aluminum Co.    Company, Inc.      Adjustments           Combined
                                                     ----------------------------------------------------     --------------
ASSETS
Current Assets:
   Cash & cash equivalents                                      2,698               62                                2,760
   Accounts receivable, net                                    67,047           15,930                               82,977
   Inventories                                                 84,257           17,183            12,614 (1)        114,054
   Prepaid expenses and other current assets                    4,070               97                                4,167
   Deferred income taxes                                        1,163              111                44 (1)          1,318
                                                     ----------------------------------------------------     --------------
          Total current assets                                159,235           33,383            12,658            205,276
Property, plant & equipment, at cost:
   Land                                                        16,383            1,448             2,751 (1)         20,582
   Buildings                                                   51,017           16,729            10,377 (1)         78,123
   Machinery & equipment                                       73,947           16,880            (3,869)(1)         86,958
   Allowances for depreciation                                (54,557)          (9,313)            9,313 (1)        (54,557)
                                                     ----------------------------------------------------     --------------
                                                               86,790           25,744            18,572            131,106
Investments in 50% owned-company
     and joint venture                                         27,890                                                27,890
Other assets                                                   10,715            2,028             2,942 (2)         15,685
                                                     ----------------------------------------------------     --------------
          Total assets                                        284,630           61,155            34,172            379,957
                                                     ====================================================     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            51,469           $8,776                               60,245
   Accrued expenses                                                 0            1,212                                1,212
   Wages and related accruals                                   3,898            1,232                                5,130
   Income taxes payable                                         1,163                5                                1,168
   Current deferred tax liability                                                                  5,171 (1)          5,171
   Current maturities of long-term debt                         1,900                                                 1,900
                                                     ----------------------------------------------------     --------------
          Total current liabilities                            58,430           11,225             5,171             74,826
Long-term debt                                                 40,450                             71,000 (3)        111,450
Long-term deferred tax liability                                                   226                90 (1)          7,931
                                                                                                   7,615 (1)
Common stock, no par value:
     Authorized shares-20,000,000
     Issued and outstanding shares-10,326,287                  61,131            1,449            (1,449)(4)         61,131
Retained earnings                                             124,619           48,255           (48,255)(4)        124,619
                                                     ----------------------------------------------------     --------------
Total shareholders' equity                                    185,750           49,704           (49,704)           185,750
                                                     ----------------------------------------------------     --------------
Total liabilities and shareholders' equity                    284,630           61,155            34,172            379,957
                                                     ====================================================     ==============


See Notes to Unaudited Pro Forma Combined Financial Statments

                         RELIANCE STEEL & ALUMINUM CO.
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                (Dollars in thousands except per share amounts)

                                            Reliance    Siskin Steel
                                             Steel &      & Supply        Pro Forma        Pro Forma
                                           Aluminum Co.  Company, Inc.   Adjustments       Combined
                                           ----------------------------------------------------------
Net sales                                   $475,657      $113,473                           $589,130
Other income                                   3,768           345                              4,113
                                           ----------------------------------------------------------
                                             479,425       113,818                            593,243

Costs and expenses:
     Cost of sales                           361,858        85,948                            447,806
     Warehouse, delivery, selling,
        administrative and general            74,976        22,118                             97,094
     Depreciation & amortization               5,773         1,373              165(7)          7,366
                                                                                 55(5)
     Interest                                  2,045            44            3,845(6)          5,934
                                           ----------------------------------------------------------
                                             444,652       109,483            4,065           558,200
                                           ----------------------------------------------------------
Income before equity in earnings
   of 50%-owned company and joint
   venture and income taxes                   34,773         4,335           (4,065)           35,043

Equity in earnings of 50%-owned company
     and joint venture                         3,532                                            3,532
                                           ----------------------------------------------------------

Income before income taxes                    38,305         4,335           (4,065)           38,575

Income taxes                                  15,722           195             (101)(8)        15,816
                                           ----------------------------------------------------------

Net income                                   $22,583        $4,140          ($3,964)          $22,759
                                           ==========================================================

Earnings per share                             $2.16                                (9)         $2.18
                                           =============                                =============


Weighted average shares outstanding        10,446,000                               (9)    10,446,000
                                           =============                                =============

See Notes to Unaudited Pro Forma Combined Financial Statements

                         RELIANCE STEEL & ALUMINUM CO.
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                (Dollars in thousands except per share amounts)

                                              Reliance       Siskin Steel
                                              Steel &         & Supply           Pro Forma             Pro Forma
                                            Aluminum Co.     Company, Inc.      Adjustments             Combined
                                            ---------------------------------------------------------------------
Net sales                                   $   561,341        $ 152,523                              $   713,864
Other income                                      2,318              204                                    2,522
                                            ---------------------------------------------------------------------
                                                563,659          152,727                                  716,386

Costs and expenses:
     Cost of sales                              432,059          113,307                                  545,366
     Warehouse, delivery, selling,
      administrative and general                 89,401           28,907                                  118,308
     Depreciation & Amortization                  5,208            1,344               617(7)               7,243
                                                                                        74(5)
     Interest                                     1,595                              5,126(6)               6,721
                                            ---------------------------------------------------------------------
                                                528,263          143,558             5,817                677,638
                                            ---------------------------------------------------------------------
Income before equity in earnings
  of 50%-owned company and joint
  venture and income taxes                       35,396            9,169            (5,817)                38,748

Equity in earnings of 50%-owned
  company and joint venture                       3,199                                                     3,199
                                            ---------------------------------------------------------------------

Income before income taxes                       38,595            9,169            (5,817)                41,947

Income taxes                                     15,893              413               893(8)              17,198
                                            ---------------------------------------------------------------------

Net income                                  $    22,702        $   8,756         ($  6,710)           $    24,749
                                            ==============================================            ===========

Earnings per share                          $      2.18                                   (9)         $      2.38
                                            ===========                                               ===========


Weighted average shares
  outstanding                                10,394,000                                   (9)          10,394,000
                                            ===========                                               ===========


See Notes to Unaudited Pro Forma Combined Financial Statements

                         RELIANCE STEEL & ALUMINUM CO.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(1) This adjustment allocates the purchase price based upon fair market values of Siskin's net assets. The allocation included establishing deferred taxes for the difference in book basis and tax basis of the net assets acquired in accordance with APB Opinion No. 16. The effective date of the transaction is October 1, 1996.

(2) This adjustment reflects the pro forma goodwill amount at September 30, 1996. The goodwill amount is a result of allocation of the purchase price in accordance with APB Opinon No. 16 and amounted to $2.9 million.

(3) In connection with the acquisition, Reliance amended its existing domestic unsecured revolving credit agreement to increase the borrowing capacity thereunder by $40 million. Reliance funded the acquisition through a payment of cash of $6 million and $65 million of promissory notes. These promissory notes are due January 2, 1997. Reliance will pay down these notes on January 2, 1997 through the use of proceeds from a private placement of long-term debt. This pro forma adjustment reflects the effect of that long-term financing to replace the promissory notes as if it had occurred as of the September 30, 1996 balance sheet.

(4) This adjustment eliminates the equity of the business acquired as of the date of acquisition.

(5) This adjustment reflects the pro forma amortization of goodwill (which is assumed to be amortized over a forty year period).

(6) This adjustment reflects the pro forma effect on interest expense of the financing obtained for the acquisition for purposes of determining the pro forma effect on interest expense, the average rate of the long-term private placement of 7.22 percent was used.

(7) This adjustment reflects the pro forma effect on depreciation expense of property plant and equipment based on their fair market values.

(8) This adjustment reflects the pro forma effect on consolidated income tax expense due to the results of operations of Siskin, which was historically taxed as an S-Corp, the pro forma amortization of goodwill, the pro forma interest expense associated with the acquisition indebtedness, and the pro forma depreciation expense on property, plant and equipment.

(9) The pro forma combined earnings per share is based on the weighted average number of common and common equivalent shares of Reliance.

Item 7.  (c)      Exhibits

                  2.01* Stock Purchase Agreement dated August 30, 1996 among the persons and entities listed on Exhibit "A" attached thereto, Siskin Steel & Supply Company, Inc. and the Registrant.

                  20.01*   Press release dated September 30, 1996.

                  20.02*   Press release dated October 2, 1996.


                  * Filed on October 8, 1996 with original Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RELIANCE STEEL & ALUMINUM CO.


Dated:  December 13, 1996              By:  /s/ Steven S. Weis
                                            -------------------------------
                                                Steven S. Weis
                                                Chief Financial Officer